EXHIBIT 5.1

HOWARD, RICE, NEMEROVSKI, CANADY, FALK & RABKIN

A Professional Corporation

Three Embarcadero Center

San Francisco, California 94111

(415) 434-1600

April 22, 2004

The Charles Schwab Corporation

120 Kearny Street

San Francisco, CA 94108

Re:	Registration Statement on Form S-3 of The Charles Schwab Corporation, Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III

Ladies and Gentlemen:

This letter is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by The Charles Schwab Corporation, a Delaware corporation (the “Company”), and each of Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III, each a Delaware business trust (each a “Trust” and collectively, the “Trusts”), on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Prospectus contemplates that it will be supplemented in the future by one or more supplements (each, a “Prospectus Supplement”). This letter is being filed as an exhibit to the Registration Statement.

The Prospectus describes:

(a) the proposed issuance and sale by the Company of:

(i)	senior debt securities (the “Senior Debt Securities”) to be issued in one or more series under a Senior Indenture in substantially the form of the Senior Indenture attached as Exhibit 4.1 to the Registration Statement (the “Senior Indenture”);

(ii)	subordinated debt securities (the “Subordinated Debt Securities”) to be issued in one or more series under a Senior Subordinated Indenture in substantially the form of the Senior Subordinated Indenture attached as Exhibit 4.2 to the Registration Statement (the “Subordinated Indenture”);

(iii)	junior subordinated debentures (the “Junior Subordinated Debentures” and collectively with the Senior Debt Securities and Subordinated Debt Securities, the “Debt Securities”) to be issued in one or more series under a Junior Subordinated Indenture (the “Junior Subordinated Indenture” and collectively with the Senior Indenture and Subordinated Indenture, the “Indentures”), that is expected to be entered into between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”);

(iv)	shares of common stock of the Company, $.01 par value per share (the “Common Stock”);

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April 22, 2004

(v)	shares of preferred stock of the Company, par value $.01 per share (the “Preferred Stock”), to be issued in one or more series, and fractional shares of Preferred Stock (the “Depositary Shares”), evidenced by depositary receipts (“Depositary Receipts”);

(vi)	contracts to purchase or sell a specified number of shares of Common Stock, Preferred Stock, Depositary Shares or other securities at a future date or dates (the “Purchase Contracts”);

(vii)	units consisting of a Purchase Contract, Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Trust Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury securities (the “Purchase Units”);

(viii)	warrants to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or other securities, or any combination of the same (the “Warrants”); and

(ix)	unconditional and irrevocable guarantees (the “Trust Preferred Guarantees” and each a “Trust Preferred Guarantee”), of certain payments and obligations of each of the Trusts, to be issued by the Company under one or more Guarantee Agreements (the “Guarantee Agreements” and each a “Guarantee Agreement”), that are expected to be entered into between the Company and the Trustee, with respect to Trust Preferred Securities proposed to be issued by each Trust; and

(b) the proposed issuance and sale by the Trusts of preferred securities representing beneficial ownership interests in such Trusts (the “Trust Preferred Securities”). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Purchase Contracts, the Purchase Units, the Warrants, the Trust Preferred Guarantees and the Trust Preferred Securities are referred to herein collectively as the “Securities.” The aggregate offering price of the Securities will not exceed $1,000,000,000.

In connection with this opinion, we have examined the following documents:

1.	The Registration Statement in the form to be filed with the Commission on the date of this opinion;

2.	The Prospectus in the form to be filed with the Commission on the date of this opinion;

3.	The Company’s Fifth Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on May 7, 2001;

4.	The Company’s Third Restated Bylaws (as amended on May 9, 2003);

5.	The forms of the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture;

6.	The form of Guarantee Agreement;

7.	Resolutions of the Board of Directors of the Company at a meeting held on April 20, 2004;

8.	A specimen stock certificate of the Company provided to us by certain officers of the Company; and

9.	Certificates of public officials and officers of the Company and the Company’s transfer agent.

In rendering the opinions set forth below, we have assumed the legal capacity of individuals, that the signatures on all documents not executed in our presence are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as reproduced or certified copies conform to the original documents and that all corporate records of the Company provided to us for review are accurate and complete. We have further

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April 22, 2004

assumed the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the enforceability thereof.

As to matters of fact material to our opinion, we have relied solely upon our review of the enumerated documents referred to above in this letter. We have assumed that the recitals of fact set forth in such documents are true, complete and correct on the date hereof. We have not independently verified any factual matters or the validity of any assumptions made by us in this letter and express no opinion with respect to such factual matters or assumptions. In rendering this opinion, we have considered only the Delaware General Corporation Law and those laws, statutes, rules and regulations of the State of California presently in effect that, in our experience, are normally applicable to transactions of the type contemplated by the documents enumerated above.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the cash consideration for the issuance and sale of such shares of Common Stock (or Preferred stock or Debt Securities convertible into Common Stock) is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and reserved or available for issuance and that the cash consideration for the issuance and sale of such shares of Preferred Stock (or Debt Securities convertible into Preferred Stock) is not less than the par value of the Preferred Stock. We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion in this letter.

Based upon the foregoing and subject to the additional qualifications, limitations and exceptions set forth below, we are of the opinion that:

1. With respect to the Debt Securities, provided that the Registration Statement is effective under the Act, the Junior Subordinated Indenture has been duly authorized by the Company and the Trustee, the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company and duly established in conformity with the applicable Indenture so as not to violate any applicable law or the certificate of incorporation or bylaws of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Debt Securities will constitute binding obligations of the Company, except as the binding nature of the same may be limited by (i) applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other laws or court decisions relating to or affecting the rights of creditors; (ii) equitable principles of general applicability (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination, and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law or whether codified by statute; and (iii) the right of a court of competent jurisdiction to make other equitable provisions to effectuate the subordination provisions set forth in the Subordinated Indenture and the Junior Subordinated Indenture.

2. With respect to the Common Stock, provided that the Registration Statement is effective under the Act, the terms of the issuance and sale of the Common Stock have been duly authorized by the Company, the issuance and sale of the Common Stock does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement imposed by any court or governmental body having jurisdiction over the Company, the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, and the Common Stock has been duly issued and sold against payment of the purchase

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April 22, 2004

price therefor and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Common Stock will be validly issued, fully paid, and nonassessable.

3. With respect to the Preferred Stock, provided that the Registration Statement is effective under the Act, the terms of the Preferred Stock of a particular series and of its issuance and sale have been duly authorized by the Company and duly established in conformity with the Company’s certificate of incorporation and bylaws, a certificate of designation with respect to the Preferred Stock of such series has been duly filed with the Secretary of State of the State of Delaware, the issuance and sale of the Preferred Stock does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement imposed by any court or governmental body having jurisdiction over the Company, the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, and the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Preferred Stock of such series will be validly issued, fully paid, and nonassessable.

4. With respect to the Depository Shares and the Depository Receipts, provided that the Registration Statement is effective under the Act, the related deposit agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the parties thereto, the terms of the Preferred Stock of a particular series and of its issuance and sale, and the issuance and sale of the Depositary Shares of such series, have been duly authorized by the Company and duly established in conformity with the Company’s certificate of incorporation and bylaws, and the related depositary agreement so as not to violate any applicable law or the certificate of incorporation or bylaws of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, a certificate of designation with respect to the Preferred Stock of such series has been duly filed with the Secretary of State of the State of Delaware, the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor and delivered to the depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the related deposit agreement and issued against deposit of the Preferred Stock as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement, and the related deposit agreement, the Depositary Receipts evidencing the Depositary Shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable, and will entitle the holders thereof to the rights specified in the Depositary Shares and the related deposit agreement, except as such rights may be limited by (i) applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other laws or court decisions relating to or affecting the rights of creditors; and (ii) equitable principles of general applicability (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination, and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law or whether codified by statute.

5. With respect to the Purchase Contracts and Purchase Units, provided that the Registration Statement is effective under the Act, the terms of the Purchase Contracts or Purchase Units and of their issuance and sale have been duly authorized by the Company, and such Purchase Contracts or Purchase Units have been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Purchase Contracts or Purchase Units will constitute binding obligations of the Company, except as the binding nature of the same may be limited by (i) applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other laws or court decisions relating to or affecting the rights of creditors; and (ii) equitable principles of general applicability (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination, and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law or whether codified by statute.

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April 22, 2004

6. With respect to the Warrants, provided that the Registration Statement has become effective under the Act, the terms of the Warrants and of their issuance and sale have been duly authorized by the Company, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto, the terms of the Warrants have been established in conformity with the applicable warrant agreement so as not to violate any applicable law or the certificate of incorporation or bylaws of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Warrants will constitute binding obligations of the Company, except as the binding nature of the same may be limited by (i) applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other laws or court decisions relating to or affecting the rights of creditors; and (ii) equitable principles of general applicability (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination, and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law or whether codified by statute.

7. With respect to the Trust Preferred Guarantees, provided that the Registration Statement has become effective under the Act, the terms of each Trust Preferred Guarantee and of its issuance have been duly authorized by the Company, the applicable Guarantee Agreement has been duly authorized, executed and delivered by the parties thereto, such Trust Preferred Guarantees have been issued so as not to violate any applicable law or the certificate of incorporation or bylaws of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Trust Preferred Guarantees have been issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Trust Preferred Guarantee will constitute a valid and binding obligation of the Company, except as the binding nature of the same may be limited by (i) applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other laws or court decisions relating to or affecting the rights of creditors; and (ii) equitable principles of general applicability (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination, and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law or whether codified by statute.

Our opinions in paragraphs 1, 4, 5, 6 and 7 are subject to the following additional exceptions and limitations: (i) California judicial decisions which have held that certain provisions of agreements, including without limitation those providing for the acceleration of indebtedness upon the occurrence of events described therein, are unenforceable under circumstances where it cannot be demonstrated that the enforcement of such provisions is reasonably necessary for the protection of the party seeking enforcement, has been undertaken in good faith under the circumstances then existing and is commercially reasonable; (ii) limitations on the enforceability of indemnification, release, contribution, exculpatory or nonliability provisions under Federal or state securities laws, under Sections 1542, 1543 and 2772-78 of the California Civil Code, and under any other applicable statute or court decisions, including, without limitation, the effect of California statutes and cases applying such statutes which have denied enforcement of indemnification agreements against the indemnitee’s negligence, wrongdoing or violation of law; (iii) the potential to vary the provisions of an unambiguous agreement on the basis of parol evidence; (iv) the unenforceability, under certain circumstances, of provisions of agreements which provide for penalties, late charges, additional interest in the event of a default or fees or costs related to such charges; (v) the unenforceability, under certain circumstances, of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies; (vi) the unenforceability of provisions of agreements prohibiting waivers of provisions otherwise than in writing to the extent that Section 1698 of the California Civil Code permits oral modifications that have been performed; (vii) the unenforceability, under certain circumstances, of provisions that purport to appoint a party as attorney-in-fact or agent for an adverse party; (viii) the unenforceability, under certain circumstances, of provisions purporting to govern forum selection, personal

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April 22, 2004

jurisdiction or subject matter jurisdiction; and (ix) the effect of Section 23301 et seq. of the California Revenue and Taxation Code, which provides that a party to a contract may void the contract, under certain circumstances described in Section 23304.1 of such Code.

Our opinion in paragraph 7 above is also subject to the effect of Division 3, Part 4, Title 13 of the California Civil Code on suretyship and guarantee provisions, including without limitation the effect of Section 2815 of the California Civil Code, which provides that a continuing guaranty may be revoked at any time by the guarantor in respect of future transactions, unless there is a continuing consideration as to such transactions which he does not renounce.

Notwithstanding anything in this letter to the contrary, the opinions set forth above are given only as of the date hereof. We disclaim any obligation to update any of the opinions rendered herein and express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

The opinions set forth above are expressly limited to the matters stated. No opinion is implied or may be inferred beyond what is explicitly stated in this letter. This letter is rendered solely for your benefit in connection with the transactions contemplated by the documents enumerated above and may not be relied upon by any other party. Copies of this letter may not be circulated or furnished to any other person or entity and this letter may not be referred to in any report or document furnished to any other person or entity, without our prior written consent; provided however, that we consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Validity of Securities.” By giving such consent, we do not hereby admit that we are within the category of persons whose consents are required under Section 7 of the Act.

Very truly yours,

HOWARD, RICE, NEMEROVSKI, CANADY, FALK & RABKIN A Professional Corporation

By:	/s/ LARRY W. SMITH

Larry W. Smith On Behalf of the Firm